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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

  [_]Preliminary Proxy Statement          [_]Confidential,for Use of the
  [_]Definitive Proxy Statement              Commission Only (as permitted
  [X]Definitive Additional Materials         by Rule 14a-6(e)(2))
  [_]Soliciting Material Pursuant to Section 240.14a-11 or Section 240.14a-12

                                ITT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           HILTON HOTELS CORPORATION

                                HLT CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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                 [LOGO HILTON HOTELS CORPORATION APPEARS HERE]

                                                               November 5, 1997

          VOTE HILTON'S WHITE PROXY TO RECEIVE A DEAL WITH MORE CASH
                MORE CERTAINTY, MORE VALUE, AND ALOT LESS RISK!

Dear Fellow ITT Shareholder:

  On November 12, it will finally be time for the ITT Board to listen to you. At the annual meeting, you will have the opportunity to elect a Board that offers superior value for your ITT shares. You will also have the opportunity to reject the incumbent nominees, who endorsed the clearly inferior proposed Starwood transaction. Remember--Hilton's revised $80 per share offer gives you:

MORE CASH, MORE             . $80 IN CASH FOR 55% OF ITT'S OUTSTANDING SHARES
CERTAINTY, UPFRONT AND        PAID WITHIN TEN DAYS OF ITT'S NOVEMBER 12 ANNUAL
SOON                          MEETING.

                            . Two shares of Hilton stock, plus two contingent
                              value preferred shares, for every ITT share --
                               that (so long as Hilton's stock price is at
                              least $28 per share) GUARANTEES $80 FOR THE
                              REMAINING 45% OF YOUR STOCK.

                            . Hilton Nominees committed to closing the ITT
                              back end merger transaction QUICKLY.

MORE VALUE                  . An EXPERIENCED MANAGEMENT team in lodging and
                              gaming.

                            . THE ABILITY TO DELIVER SIGNIFICANT COST SAVINGS
                              AND SYNERGIES TO THE BUSINESS -- AT LEAST $115 MILLION PER YEAR.

                            . Significant growth potential in a solid stock. A
                              combined Hilton-ITT will be the world's premier lodging and gaming company.

WITH A LOT LESS RISK        DON'T FORGET -- WITH STARWOOD, YOU'LL RUN THE RISK
                              OF:

                            . SIGNIFICANT DELAYS AND UNCERTAINTY IN CLOSING.
                              IN FACT, ITT MAY FIND A WAY NEVER TO CLOSE.

                            . Starwood's thinly traded stock may experience
                              DOWNSIDE VOLATILITY PRIOR TO CLOSING.

                            . VIRTUALLY NO GAMING OPERATIONS and minimal
                              corporate staff.

                            . CONGRESSIONAL AND IRS CONCERNS about the paired-
                              share REIT structure.
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                    DON'T EXPECT THE CURRENT ITT DIRECTORS
                     TO RUN A FAIR AUCTION OF YOUR COMPANY

  The actions and behavior of your current directors in 1997 make it exceedingly clear that you cannot risk reelecting them:

 . THEY ADOPTED A "COMPREHENSIVE PLAN" DESIGNED TO ENTRENCH THEMSELVES AND
    DEPRIVE YOU OF A VOTE, UNTIL THE FEDERAL COURT STOPPED THEM.

 . THEY AWARDED GOLDEN PARACHUTES TOTALING $165 MILLION -- WITH $54 MILLION
    ALLOCATED JUST FOR RAND ARASKOG!

 . They undertook junk bond financings for Publimedia and Promedia, to finance the enjoined and now abandoned "COMPREHENSIVE PLAN" -- which will cost shareholders $100 million.

 . They agreed to PAY BREAK-UP FEES AND EXPENSES with Starwood and Clayton,
    Dubilier & Rice -- that COULD COST SHAREHOLDERS WELL OVER $280 MILLION.

                           REJECT THE ITT NOMINEES.
                   VOTE YOUR WHITE HILTON PROXY CARD TODAY.

  Vote for Hilton's nominees on November 12. Elect a Board committed to providing you and all shareholders with the superior benefits, certainty and value of Hilton's $80 offer.

              DON'T TAKE A CHANCE WITH THE INFERIOR STARWOOD DEAL

  REMEMBER -- COMPARED WITH HILTON'S $80 OFFER, THE STARWOOD PROPOSAL OFFERS YOU LESS CASH, LESS CERTAINTY, LESS VALUE -- AND A LOT MORE RISK.

                       TIME IS SHORT. PLEASE VOTE TODAY.
                REMEMBER: NOVEMBER 11 IS A POST OFFICE HOLIDAY

  If you have questions or need help in voting your shares, please contact MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885 OR AT (212) 959-5500. Please vote NOW by Express Mail, Federal Express or UPS Next Day Mail to assure your proxy will be received in time.

  We appreciate your continued consideration and support of our $80 offer.

                                          Sincerely,

                                          /s/ Stephen F. Bollenbach

                                          Stephen F. Bollenbach
                                          President and Chief Executive
                                           Officer
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                             YOUR VOTE IS IMPORTANT

   If you have any questions or need assistance in completing the WHITE proxy card, please contact:

                      [LOGO OF MACKENZIE PARTNERS, INC.]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                    DO NOT DELAY -- VOTE YOUR SHARES TODAY!

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